                                 EXHIBIT 10(d)
INCENTIVE COMPENSATION
    DEFERRAL PLAN

 EXECUTIVE COMPENSATION PROGRAMS

                                    Summary

     1.  WHAT IS THE INCENTIVE COMPENSATION DEFERRAL PLAN (THE PLAN)?


The Plan is a means by which an officer may defer compensation which is awarded under BANC ONE CORPORATION's Incentive Compensation Plan or any other specialized incentive compensation plan with annual payments designated by the Committee.


            2.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

Any officer of a BANC ONE CORPORATION or BANC ONE affiliate who:

      (i) is designated by the Personnel and Compensation Committee of the Board of Directors of BANC ONE CORPORATION as a participant in BANC ONE CORPORATION's Incentive Compensation Plan or any other designated specialized incentive plan with annual payments;

      (ii) is awarded compensation under the Incentive Compensation Plan or specialized incentive compensation plan; and

      (iii) has a base salary as of December 31st of the preceding plan year exceeds $100,000, shall be eligible to participate in the Plan by deferring not less than $5,000 of such incentive compensation.


            3. WHAT ARE THE TAX CONSEQUENCES OF DEFERRING INCENTIVE
                          COMPENSATION UNDER THE PLAN?

While tax liability relates to individual circumstances, the general federal tax implications under CURRENT LAW are outlined below (although each eligible officer is encouraged to seek personal tax advice concerning participation in the Plan).


      FEDERAL INCOME TAX

         * No current tax is payable in the year of deferral on the amount of incentive compensation deferred.

         * Ordinary income tax is payable in the year in which the deferred compensation is actually received.

                                      - 1 -           November, 1993

      * If the payout is made to the officer's beneficiary following his death, there will be an income tax deduction for federal estate taxes paid on the value of such deferred compensation benefits.

      FEDERAL ESTATE TAXES

      * In the event of death, the value of the officer's remaining deferred compensation payments may generally be included in his or her gross estate. If the beneficiary is the officer's spouse, the full unlimited estate tax marital deduction will generally be applicable under current law.

      FICA

      * Compensation that is voluntarily deferred is subject to FICA in the year the compensation is earned.

      STATE AND LOCAL TAXES

      * State and local income or estate taxes may or may not apply to your deferred compensation. You should consult your tax advisor to determine state and local tax implications.


  4.  HOW IS THE INCENTIVE COMPENSATION DEFERRED UNDER THE PLAN INVESTED?

You must make an election to have BANC ONE CORPORATION invest incentive compensation deferred on your behalf in any year in one or more of five available investment portfolios:


         ONE GROUP EQUITY INDEX PORTFOLIO: This portfolio is invested in stocks that make up the Standard & Poor's Composite Stock Price Index.

         ONE GROUP QUANTITATIVE EQUITY PORTFOLIO: This portfolio is invested in equity securities selected under a quantitative value discipline. The securities held in this portfolio are either traded on a domestic securities exchange or quoted in the NASDAQ/NMS system.

         ONE GROUP INCOME PORTFOLIO: This portfolio is invested in quality debt obligations. These include corporate and municipal bonds that are rated in the three highest rating groups (A, AA or AAA), U.S. Government or agency obligations, mortgage-related securities, and short-term cash equivalents.





                                      -2-
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                                                INCENTIVE COMPENSATION
                                                    DEFERRAL PLAN

EXECUTIVE COMPENSATION PROGRAMS



                                Summary (Cont'd)

         ONE GROUP PRIME MONEY MARKET PORTFOLIO: This portfolio is invested in high quality money market instruments and other high quality short term instruments.

         BANC ONE CORPORATION STOCK:  This is a BANC ONE CORPORATION
         STOCK PORTFOLIO invested in BANC ONE CORPORATION common stock and cash or cash equivalent securities as appropriate. CASH DIVIDENDS PAID ON THE SHARE HELD WILL BE REINVESTED IN ADDITIONAL BANC ONE CORPORATION SHARES ON A TAX-FREE BASIS TO PARTICIPANTS.

* See the One Group prospectuses for a description of any current financial data for the One Group Income Portfolio and One Group Equity Index Portfolio. The One Group prospectuses have been previously provided to you or are enclosed with this Summary and Explanation. The One Group prospectuses are made available for informational purposes only and are not intended as an offering or solicitation. Shares of the One Group Funds are not FDIC insured, and there is no assurance that the One Group Portfolios will be able to maintain a stable net asset value of $1.00 per share. The One Group Funds are sponsored by third parties independent of BANC ONE CORPORATION and its affiliates, and shares of the One Group Funds are not endorsed or guaranteed by and do not constitute obligations of BANC ONE CORPORATION or its affiliates. The One Group Funds will pay investment advisory fees to a BANC ONE CORPORATION affiliate as described in the prospectuses.



 5.  IS PARTICIPATION IN THE PLAN SUBJECT TO MINIMUM AND MAXIMUM AMOUNTS?

The minimum amount of incentive compensation which may be deferred for any year is $5,000. In addition the minimum amount of incentive compensation which may be deferred and invested PER YEAR in any one portfolio is $1,000.


There is no maximum on the amount or percent of incentive compensation which you may defer in any year. Your election must reflect a percentage of such compensation or a specific amount of such compensation to be deferred. This election will remain in effect from year to year into the future unless you file a new election form or effectively cancel (in writing) the prior deferred incentive compensation election before the commencement of any such fiscal period.

The incentive compensation deferral form is structured so that each year you may designate the percentage of your incentive compensation which is to be invested in the separate investment portfolios subject to any minimum dollar amounts you designate in accordance with applicable investment choice rules.



                               - 3 -                       November, 1993

   6.  MAY I ELECT TO DEFER ONLY A PORTION OF MY INCENTIVE COMPENSATION?

Yes. Only the portion of your incentive compensation appropriately elected for deferral will be added to your Deferred Compensation Accounts. The remainder of your incentive compensation will be paid to you in cash according to the provisions of your incentive plan.


         7.  MAY MY CHOICE OF INVESTMENT PORTFOLIOS BE CHANGED?

      1. A new investment election may be made with respect to incentive compensation deferred in any future year.

      2. Any participant who is NOT an INSIDER may transfer prior deferral amounts from one portfolio to another in accordance with the procedure set forth in paragraph 3 below. Any participant who is an INSIDER may transfer prior balances among the One Group portfolios, but may not make any transfers in or out of the BANC ONE CORPORATION Stock Fund.

      3. During the annual election period, you may also elect to transfer prior deferral amounts from one portfolio to another effective December 31st of the year in which the election is made. Your election must be received by the Plan Administrator by the last business day prior to December 31st in order to be effective December 31st. Any such transfer will be valued as of the last business day prior to December 31st. If you fail to make the election, your account balance will remain invested as previously elected, and you will not be eligible to transfer among portfolios until the next annual election period.


                 8.  HOW WILL I KNOW IF I AM AN INSIDER?

For purposes of this Plan, the term INSIDER shall include any Participant who is:

      1.    a director or executive officer of BANC ONE CORPORATION,

      2.    a member of BANC ONE CORPORATION'S Policy Committee, or

      3.    designated as an INSIDER by BANC ONE CORPORATION.

                                                INCENTIVE COMPENSATION
                                                    DEFERRAL PLAN

EXECUTIVE COMPENSATION PROGRAMS

                        Summary (Cont'd)



           9.  HOW ARE INTEREST AND DIVIDENDS EARNED BY THE INVESTMENT
                             PORTFOLIOS TREATED?

Earnings in the equity, income, and money-market portfolios will be accumulated and reinvested in the applicable portfolio. Dividends earned by BANC ONE CORPORATION Stock Portfolio will be reinvested in BANC ONE CORPORATION common stock. Plan members will not be taxed on earnings or BANC ONE CORPORATION stock dividends until distributed in the form of cash from their deferred account following retirement or termination of employment.

          10.  WHEN WILL MY DEFERRED COMPENSATION BE PAID TO ME?


Your deferred incentive compensation account will be paid to you commencing on the January 1st on or following your retirement or termination from BANC ONE CORPORATION or an affiliate. In the event you remain in the employ of BANC ONE CORPORATION or an affiliate after age 65, your deferred incentive compensation will be paid to you commencing on the January 1st on or following your 65th birthday except in circumstances when you are requested to remain in employment by unanimous action of the BANC ONE CORPORATION Board of Directors.

Any amounts due you from your interests in the BANC ONE CORPORATION stock portfolio shall be paid to you in cash based upon the market value of a share of BANC ONE CORPORATION Common Stock on the open market for the shares attributable to your interests in the BANC ONE CORPORATION stock portfolio as of the January lst as determined above. No shares of BANC ONE CORPORATION stock will be issued to you in conjunction with the Plan.

Any amounts due you from your interests in any of the One Group Portfolios shall be paid to you in cash based upon the market value of a share of such One Group Portfolio on the open market for the shares attributable to your interests in the One Group Portfolio as of the January 1st as determined above. No shares of the One Group Portfolios will be issued to you in conjunction with the Plan.


         NOTE: Any Participant who terminated employment prior to December 31, 1992, will receive a lump sum payment of the Participant's entire remaining balance as of January 1, 1995, regardless of the form previously elected by such Participant under the terms of this Plan.





                                      - 5 -              November, 1993

    11. WHEN MY DEFERRED COMPENSATION BECOMES PAYABLE, OVER WHAT PERIOD OF TIME WILL IT BE PAID?

When you elect to defer compensation, you must also select the method of payment of your deferred amounts. This selection entails a choice as between:

      1.    a lump sum payment; or
      2. payment in equal annual installments over either five or ten years.

This selection may be made during any annual election period. However, if you fail to make an election for any deferral, your deferred amounts will be paid in installments over ten years. Once you have elected a form of payment, such form of payment shall apply to all amounts deferred by you under the Plan unless you change your election prior to your termination of employment. Changes may be made only during the annual election period.

The election for the deferral period applies only to payments which are made to a Participant following retirement at age 65, early retirements as described in the BANC ONE CORPORATION's qualified retirement plan, or termination of employment as a result of disability. Payments following termination of employment for any other reason shall be made in a lump sum only.

The deferral period for all active Participants who are not already receiving payments will be automatically set at ten years or their previously elected period for distribution, whichever is shorter.

The deferral period for all Participants who have terminated employment for reasons other than retirement or disability and who are receiving payments prior to January 1, 1995, will end on January 1, 1995, with the lump sum payment described in the previous answer.



   12. AM I PROTECTED IN THE EVENT MY EMPLOYMENT TERMINATES?

Your entire Deferred Compensation Account under the Plan is always 100% vested irrespective of how or when you terminate employment. However, BANC ONE CORPORATION may offset any amounts payable to a participant or beneficiary under the Plan against any amounts which the participant may owe to BANC ONE CORPORATlON or to an affiliate.


 13. DO I NEED TO APPLY FOR DISTRIBUTION OF DEFERRED COMPENSATION AMOUNTS?

No. When you are entitled to a distribution of deferred compensation you will be notified by the Plan Administrator and appropriate distribution procedures arranged.

                                                INCENTIVE COMPENSATION
                                                    DEFERRAL PLAN

EXECUTIVE COMPENSATION PROGRAMS

                                Summary (Cont'd)



14.  WHAT HAPPENS TO MY DEFERRED COMPENSATION ACCOUNT IN THE EVENT OF MY DEATH?

If you should die prior to receiving payment of your entire Deferred Compensation Account, the remaining balance would be paid to your designated beneficiary or beneficiaries. Such payment shall, in the discretion of the Plan Committee, be made in the same form that you had elected for distribution of your deferred compensation had you lived or in a lump sum settlement. You have the right to change your beneficiary at any time.


15. MAY MY DEFERRED COMPENSATION DISTRIBUTION BE ACCELERATED UNDER ANY CIRCUMSTANCES?

Yes. In order to provide flexibility in the event of unforeseen circumstances, the Plan Committee, with the approval of the Personnel and Compensation Committee of the Board of Directors of BANC ONE CORPORATION reserves the right to accelerate the payment of Plan Deferred Compensation amounts without the consent of the participant, his beneficiaries or his estate. In making such determination the Committee may take into consideration the health, financial circumstances, and family obligations of the Participant or other relevant factors. In addition, the CORPORATION may, in its sole discretion, amend or terminate this Plan, which may accelerate payment of your benefits. With respect to a participant who is an INSIDER, no benefits shall be paid at the discretion of the Plan Committee or the Corporation prior to the end of the period ending six months after the last deferral made by such INSIDER.


            16. MAY I ASSIGN OR PLEDGE MY DEFERRED COMPENSATION?

No. Deferred compensation may not be assigned to a third party or pledged as collateral until after it is distributed to you. This restriction does not affect your ability to name beneficiaries, nor does it affect the Corporation's ability to offset your deferred compensation against any amount you might owe the Corporation or its affiliates.


            17.  WILL I RECEIVE INFORMATION FROM TIME TO TIME AS TO MY
                                DEFERRAL ACCOUNT?

The Plan Administrator will prepare and issue semi-annually to each participant a detailed statement concerning your incentive compensation which has been deferred under the Plan.




                                     - 7 -
                                                                  NOVEMBER, 1993

   18.  WHO OWNS THE PORTFOLIOS IN WHICH MY COMPENSATION IS INVESTED?

So as to obtain the desired federal income tax deferral treatment, all benefits under the Plan are payable solely from the general assets of BANC ONE CORPORATION. The investment portfolios established pursuant to the Plan must be the property of BANC ONE CORPORATION and the rights of participants and beneficiaries under the Plan are those of an unsecured creditor for the payments determined in accordance with the Plan.


        19. HOW DOES MY DEFERRAL AFFECT MY RETIREMENT BENEFITS?

Any portion of your incentive compensation which is deferred cannot be used in determining your retirement benefit or contribution amount under BANC ONE CORPORATION's qualified retirement plans. In other words, that portion of your incentive compensation which is deferred will not be taken into account when your "final average compensation" is calculated for purposes of determining your retirement benefit. "Final average compensation" is calculated on the basis of the five consecutive years of the last ten years prior to retirement in which your retirement compensation (salary plus bonus) was the highest. However, if you are eligible to participate in BANC ONE CORPORATION's Supplemental Executive Retirement Plan, your deferred incentive compensation will be used to determine your retirement benefit under that plan.


  20. HOW DOES MY DEFERRAL AFFECT OTHER BANC ONE CORPORATION BENEFIT PLANS?

Other BANC ONE CORPORATION benefit plans related to compensation, such as group life insurance and long term disability benefits, are based upon your regular salary and thus are not affected by deferral of payments of incentive compensation amounts.


          21. IS MY SOCIAL SECURITY AFFECTED BY MY DEFERRAL?

Generally, the amount of incentive compensation voluntarily deferred is considered to be wages for FICA purposes in the year earned. Under current rulings the receipt of such deferred compensation payments after retirement should not reduce Social Security benefits under the "work test" rule.

                                                INCENTIVE COMPENSATION
                                                    DEFERRAL PLAN

EXECUTIVE COMPENSATION PROGRAMS

                                Summary (Cont'd)


                   22.  HOW DO I SIGN UP FOR THE PLAN?

Eligible participants may enroll in the Plan by completing and returning to the Plan Administrator the appropriate compensation deferral and beneficiary forms (copies attached). Generally, a written election to defer compensation under the Plan must be received by the Plan Administrator prior to the first day of BANC ONE CORPORATION's fiscal year in which the deferred compensation is to be earned in order to become effective in respect to such compensation. Elections affecting incentive compensation to be earned as of December 31, 1994 must be received by the Plan Administrator on or before December 31, 1993 (or within one month of the employment date in respect to new officers who become eligible for the Plan).


              23.  WERE CAN I GET MORE INFORMATION ABOUT THE PLAN?

The preceding questions and answers highlight the Plan. Actual plan provisions are set forth in the plan document and will be available for your review. In the event of inconsistencies between the questions and answers and the legal plan document or any applicable laws or regulations, the provisions of the Plan, laws and/or regulations shall govern. If you have any additional questions about the Plan or need information about your deferrals or accounts under the Plan, please contact the Plan Administrator by calling Jo Anne Rioli Moeller, Vice President, Compensation at (614) 248-5952.


                     24.  WHEN IS THE PLAN EFFECTIVE?

This Plan is effective as of January 1, 1982, and applies to deferrals of incentive compensation earned on or after December 31, 1982.




                                - 9 -                   November, 1993

BANC ONE CORPORATION INCENTIVE COMPENSATION DEFERRAL PLAN

PARTICIPATION ELECTION DIRECTION

- --------------------------------------------------------------------------
AGREEMENT MADE ON THIS _______  DAY OF DECEMBER, 1993 BETWEEN
___________________________________ AND BANC ONE CORPORATION.
       (Full Employee Name)

THIS AGREEMENT IS SUBJECT TO ALL OF THE TERMS OF THE BANC ONE CORPORATION INCENTIVE COMPENSATION DEFERRAL PLAN (THE "PLAN"). BY SIGNING THIS AGREEMENT, I HEREBY MAKE THE FOLLOWING ELECTIONS:

1994 AWARD DEFERRAL

        I ELECT TO DEFER RECEIPT OF THE FOLLOWING PERCENTAGE OR AMOUNT OF MY INCENTIVE COMPENSATION AWARD, IF ANY, FOR 1994 PERFORMANCE:

        1. /  /  _____% BUT NOT LESS THAN $5,000.   OR
        2. /  /  $____ NOT TO BE LESS THAN $5,000.

I UNDERSTAND THAT INCENTIVE COMPENSATION DEFERRED, IN ACCORDANCE WITH MY ELECTION HEREUNDER, WILL BE ADMINISTERED UNDER THE BANC ONE CORPORATION INCENTIVE COMPENSATION DEFERRAL PLAN. MY SELECTION OF AN INVESTMENT FUND(S) IS A MATTER OF PERSONAL CHOICE AND IS NOT MADE ON THE BASIS OF ANY STATEMENTS MADE BY BANC ONE REPRESENTATIVES. I ELECT THAT SUCH FUNDS BE INVESTED AS FOLLOWS:


                               (1)                  (2)                  (3)                 (4)                  (5)
                         THE ONE GROUP sm      THE ONE GROUP sm     THE ONE GROUP sm    THE ONE GROUP sm          BANC
                             EQUITY             QUANTITATIVE            INCOME            PRIME MONEY             ONE
                         INDEX PORTFOLIO      EQUITY PORTFOLIO         PORTFOLIO           PORTFOLIO        STOCK PORTFOLIO

NOTE: ANY AMOUNT OF LESS THAN $1,000 WILL BE ADDED TO THE FUND TO WHICH YOU HAVE ALLOCATED THE LARGEST % OF DEFERRAL.

                               %                     %                     %                   %                    %     =     100%

JANUARY 1, 1994 FUNDS TRANSFER
        Please move my current fund balance as indicated below:

ONE GROUP EQUITY
INDEX PORTFOLIO                 %                     %                     %                   %                   %     =     100%

ONE GROUP QUANTITATIVE
EQUITY PORTFOLIO                %                     %                     %                   %                   %     =     100%

ONE GROUP INCOME
PORTFOLIO                       %                     %                     %                    %                  %     =     100%

ONE GROUP PRIME MONEY
MARKET PORTFOLIO                %                     %                      %                    %                 %     =     100%

BANC ONE
STOCK PORTFOLIO                 %                     %                      %                    %                 %   =       100%


DEFERRAL DISTRIBUTION

I DIRECT THAT SUCH DISTRIBUTIONS FROM MY DEFERRED ACCOUNT(S) IN THE PLAN
BE PAID:

        /  /  IN A LUMP SUM.    /  / IN EQUAL ANNUAL INSTALLMENTS OVER:  /  / FIVE YEARS    /  / TEN YEARS


I understand that once I have elected a distribution period for deferred incentive compensation under the Plan that such period shall be applicable to all installment payments to me under the Plan unless I elect a different distribution period.

- --------------------------------------------------------------------------

I understand that compensation deferred, in accordance with my election hereunder, will be administered by the Plan Administrator in a Deferred Compensation Account in accordance with the provisions of the Plan and that my rights, and those of my beneficiaries, shall be those of an unsecured creditor of BANC ONE CORPORATION. I acknowledge that the Committee with the approval of the Personnel and Compensation Committee of the Board of Directors of BANC ONE CORPORATION or applicable Related Company reserves the right to accelerate payment of deferred amounts under the Plan.

THE ELECTION DIRECTION FORM IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE PLAN, SHALL ONLY BECOME EFFECTIVE WHEN IT HAS BEEN APPROVED AND ACCEPTED BY THE COMMITTEE AND SHALL REMAIN IN EFFECT WITH RESPECT TO SALARY AND/OR INCENTIVE AWARDS, IF ANY, FOR SUBSEQUENT FISCAL YEARS OF BANC ONE CORPORATION OR RELATED COMPANY UNLESS BEFORE THE COMMENCEMENT OF ANY SUCH FISCAL PERIOD A NEW OR AMENDED ELECTION DIRECTION FORM IS FILED AND ACCEPTED OR THE ELECTION EFFECTIVE THROUGH THIS FORM IS CANCELED.

- -------------------------------------     ------------------------------------
NAME OF EMPLOYER (AFFILIATE)                SIGNATURE OF PARTICIPATING OFFICER

COMMITTEE ACTION:

The above Incentive Compensation Deferral Election is approved and accepted.

Dated:
       ---------------                       By:
                                                ------------------------------
                                                PLAN ADMINISTRATOR

B:KMIC-EDF